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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-02798) and related Prospectus of Pacific Gulf Properties Inc. for the registration of $125,000,000 of common and preferred stock. We also consent to the incorporation by reference of the following into the Prospectus related to the Registration Statement (Form S-3 No. 333-02798), Amendments No. 1 and No. 2 to the Registration Statement (Form S-3 No. 333-02798), and the related Preliminary Prospectus Supplement dated May 20, 1996 for the registration of 2,800,000 shares of common stock: our reports;
(a) dated February 9, 1996, with respect to the consolidated and combined financial statements and related financial statement schedule of Pacific Gulf Properties Inc. included in the Pacific Gulf Properties Inc. Annual Report (Form 10-K/A) for the year ended December 31, 1995, (b) dated April 30, 1996, with respect to the statement of revenues and certain expenses of Tukwila Business Park included in the Pacific Gulf Properties Inc. Current Report on Form 8-K dated May 7, 1996, (c) dated April 12, 1996, with respect to the combined statement of revenues and certain expenses of the Konwiser Acquisition Properties included in its Current Report on Form 8-K dated May 7, 1996, and (d) dated July 28, 1995, with respect to the combined statement of revenues and certain expenses of the Konwiser Acquisition Properties included in the Pacific Gulf Properties Inc. Current Report on Form 8-K/A dated May 7, 1996, all of which have been filed with the Securities and Exchange Commission.



We also consent to the use of our reports; (a) dated April 25, 1996, with respect to the statement of revenues and certain expenses of Bay San Marcos Industrial Park, (b) dated April 25, 1996, with respect to the statement of revenues and certain expenses of Escondido Business Center, (c) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Eden Landing Commerce Park, (d) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Riverview Industrial Park, and (e) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Pacific Park, in Amendment No. 2 to the Registration Statement referred to above and related Preliminary Prospectus Supplement dated May 20, 1996.


                                          ERNST & YOUNG LLP

Newport Beach, California

May 20, 1996